                                                     EXHIBIT 32.1

                   Section 1350 Certification
                 By Principal Executive Officer

     I,  Daniel  Greenberg, certify that the periodic report,  to which  this  Statement  is  attached,  fully  complies  with  the requirements  of  Section 13(a) or 15(d) of  the  Securities  and
Exchange  Act  of  1934,  and the information  contained  in  the periodic  report  to  which this Statement  is  attached,  fairly present,  in  all material respects, the financial condition  and results of operations of the registrant.

     A  signed  original  of  this  written  statement  has  been provided  to the Company and will be retained by the Company  and furnished to the SEC upon request.

     Dated December 19, 2003

                              /s/ Daniel Greenberg
                              Daniel Greenberg
                              Chief Executive Officer